Exhibit 10.25

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into this as of this 15th day of December 2012 (the “Effective Date”), by and between Monster Offers, a Nevada corporation, with a principal place of business located at 27665 Forbes Rd #101, Laguna Niguel, CA 92677, facsimile number: (949) 266-5597, email address: wayne.irving@monsteroffers.com (“Employer") and Thomas Mead, an individual residing at 248 West Avenida Palizada #9, San Clemente, CA, ("Employee").

Employer hereby employs Employee, and Employee agrees to work for Employer, under the following terms and conditions:

1. AGREEMENT TO EMPLOY AND BE EMPLOYED

Employer hereby employs Employee in the position of Director of Technology, and Employee hereby accepts and agrees to such employment.

2. EMPLOYEE WARRANTIES

Employee warrants and represents that Employee has the ability to enter into this Agreement and the legal right to work in the United States; that Employee’s entering into and performance under this Agreement will not violate Employee’s agreement with any third party; and that there are no restrictions or obligations to any third party which may restrict Employee’s performance of duties under this Agreement. Employee has not provided, or promised to provide, Employer with any confidential information, trade secrets, or property of any former or current employer of Employee.

3. DESCRIPTION OF EMPLOYEE'S DUTIES

Subject to the supervision and pursuant to the orders, advice, and direction of Employer, Employee shall perform such duties as are customarily performed by one holding such position in other businesses or enterprises of the same or similar nature as that engaged in by Employer.

Employee shall report to Wayne Irving, II, Chief Executive Officer (“CEO”) and Chairman of the Board of Directors of the Employer in connection with his employment hereunder.

Employee will generally report to and work at the following location: 27665 Forbes Rd #101, Laguna Niguel, CA 92677

4. MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES

Employee shall at all times faithfully, industriously, and to the best of Employee’s ability, experience, and talent, perform all duties that may be required of and from Employee pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer. Such duties shall be rendered at the above mentioned premises and at such other place or places as Employer shall in good faith require or as the interests, needs, business, and opportunities of Employer shall require or make advisable, which may include domestic and international travel. Employee shall comply with all stated standards of performance, policies, rules, and regulations of Employer. Employee shall also comply with such future Employer policies, rules, regulations, performance standards, and manuals as may be published or amended by Employer from time to time, including without limitation, any employee handbook or similar materials that have been provided to Employee.

5. DURATION OF EMPLOYMENT

The term (“Term”) of employment shall be three (3) years, commencing on the Effective Date and terminating December 14, 2015, subject, however, to prior termination as provided in Sections 9, 10, and 11 of this Agreement or a written, mutually agreeable extension of the term of employment.

6. SALARY AND BENEFITS; REIMBURSEMENT; ANNUAL BONUS; KEY MAN INSURANCE; DRESS REQUIREMENTS.

(a) Employer shall pay Employee, and Employee agrees to accept from Employer, as payment for Employee's services rendered hereunder, salary compensation paid at the following rate over the course of the Term of employment: $47,000.00 annually, payable on a calendar monthly basis for each prior calendar monthly period in which applicable services have been rendered. Unless otherwise agreed to by Employer in writing or as stated herein, Employee will receive no cash or non-cash employee benefits in connection with the employment and pursuant to this Agreement. Employee’s salary compensation paid pursuant to this Section 6(a) shall be subject to an increase of 4.5% upon commencement of each of the one-year and two-year anniversaries of this Agreement.

(b) In addition to the foregoing, Employer will reimburse Employee for any and all necessary, customary, and usual expenses incurred by Employee on behalf of Employer pursuant to Employer's policies, including without limitation, Employee’s providing Employer with necessary documentation evidencing expenditures and obtaining required prior approvals for expense incurrence.

(c) During the employment Term, Employee will be eligible to receive bonus payments and as reasonably approved by Employer’s Board of Directors (the “Board”).

(d) Employer shall make available to Employee the same insurance and other employee benefits made available by the Employer to other similarly situated employees (e.g. other executives or management), if any (e.g., medical, dental, vision, life, accidental death and dismemberment, short-term disability and long-term disability plans).

(e) As a material condition of his employment hereunder, Employee agrees to reasonably cooperate with Employer’s efforts to obtain key-man life insurance insuring the life of Employee for the benefit of Employer.

(f) As a material condition of, and in connection with, his employment hereunder, Employee agrees to comply with Employer’s rules and policies relating to dress code, and otherwise agrees to maintain a professional appearance while working at Employer’s offices or otherwise working on official Employer business activities.

(g) In connection with Employee’s employment hereunder, Employer agrees to pay Employee the following monthly car allowance (pro-rated for partial calendar month periods during the Term) (“Car Allowance”): (i) during the first year of the Term, $150.00 per month; (ii) during the second year of the Term, $200.00 per month; and (iii) during the third year of the Term, $250.00 per month. The Car Allowance payments will be used by Employee to subsidize Employee’s transportation costs in connection with said employment hereunder, and unless otherwise authorized by Employer in accordance with Employer’s reimbursement policies, no additional reimbursements or benefit payments relating to Employee’s transportation expenses will be paid pursuant to this Agreement. Each monthly Car Allowance payment will be made to Employee on or about the fifth day of each calendar month in connection with Employee’s rendering of services hereunder during the immediately preceding partial or full calendar month period during the Term.

(h) In connection with Employee's employment hereunder, Employee shall also receive pursuant to the terms of the Agreement a flat fee payment of fifty thousand (50,000) restricted shares of common stock of the Company (such shares, the “Payment Shares”); a stock certificate representing said Payment Shares shall be delivered by the Company to Employee promptly upon the parties’ execution and delivery of this Agreement, and in any event no later than thirty (30) days subsequent to the Effective Date. The parties hereto understand and agree that said Payment Shares shall constitute payment in full and the sole and exclusive compensation to be paid by the Company to Employee in exchange for Employee’s rendering of the Services.

7. CONFIDENTIALITY

The parties hereto understand and agree that the terms and provisions of that certain Confidentiality Agreement dated as of even date herewith and attached hereto as Exhibit 1 (the “Confidentiality Agreement”) are hereby incorporated herein by reference. The parties also understand and agree that: (i) the terms and provisions of this Agreement and any attachments to this Agreement, but not the existence of this Agreement, shall be deemed “Confidential Information” for purposes of, and as defined under, the Confidentiality Agreement, and (ii) this Agreement constitutes a “Employment Agreement” for purposes of, and as contemplated by, the Confidentiality Agreement.

8. NON-SOLICITATION

As a material inducement for the Employer to enter into this Agreement, Employee agrees that during the term of this Agreement, and for a period of two (2) years thereafter, Employee will not directly or indirectly, individually, in partnership or in conjunction with any person, association or company, in any capacity whatsoever: (a) solicit, induce, or attempt to influence, directly or indirectly, any supplier, customer, or prospective supplier or customer (including, without limitation, those Employer clients/customers sold or serviced by you during the term of this Agreement) of Employer to reduce, curtail or discontinue business with the Employer, (b) employ or retain or attempt to employ or retain, directly or indirectly, any person who at that time is, or within twelve (12) months prior thereto had been, employed or retained by Employer, or (c) solicit, induce or attempt to influence, directly or indirectly, any employee or independent contractor of the Employer to reduce, curtail or terminate his, her or its employment or independent contractor relationship with the Employer. In addition, as a material inducement for the Employer to enter into this Agreement, Employee agrees that during the Term, Employee shall not engage in any business activities that directly compete with the business of the Employer.

9. OPTION TO TERMINATE ON PERMANENT DISABILITY OF EMPLOYEE

Notwithstanding anything in this Agreement to the contrary, and subject to any limitations imposed by applicable state or federal law, the parties each have the option to terminate this Agreement in the event that during the Term Employee shall become permanently disabled to the extent Employee is unable to perform the essential functions of Employee’s duties even with reasonable accommodation. Upon such notice pursuant to this Section 9, this Agreement shall be terminated, effective on the last day of the month in which the notice is mailed to the other party, with the same force and effect as if such last day of the month were the date originally set forth as the termination date set forth in Section 5.

10. DISCONTINUANCE OF BUSINESS AS TERMINATION OF EMPLOYMENT

In the event that Employer shall discontinue business operations, then this Agreement shall terminate as of the last day of the month in which such business operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof, except that Employer shall pay all accrued and unpaid salary payments described in Section 6, above. Business operations shall be deemed to mean regular business operations, excluding the wind-up, sale, or transfer of business operations, or the preparation for the same.

11. TERMINATION

(a) Employer may terminate this Agreement by giving five (5) days’ written notice to Employee upon the occurrence of any the following events (a “Termination For Cause”): for just cause based upon material nonperformance of duties, gross negligence, gross insubordination or fraud by Employee, material breach by Employee of the terms and conditions of this Agreement, Employee’s failure to pass a routine background check in connection with the commencement of employment hereunder, and/or Employee’s conviction of a felony or crime involving moral turpitude.

(b) This Agreement shall also terminate immediately upon the death of Employee.

(c) In addition, this Agreement may be terminated by either party for any reason or for no reason through transmittal of thirty (30) days’ prior written notice of termination to the other party (such termination, a “Termination For Convenience”).

(d) The parties understand and agree that in connection with any termination of this Agreement, in the event of a Termination For Cause by Employer pursuant to Section 11(a), Employer shall have no obligation whatsoever to pay Employee any salary payments or reimbursements or Car Allowance payments pursuant to Section 6, whether earned, accrued or unearned.

(e) Except as set forth above in Section 11(d), in the event of any termination of this Agreement, including without limitation in the event of a Termination For Convenience by Employer, within thirty (30) days of any termination of this Agreement, Employee shall be paid any compensation earned prior to termination pursuant to Section 6(a) and shall be paid any expense reimbursements or Car Allowance payments pursuant to Section 6(b).

(e) Subject to the above provisions of Section 11, termination of this Agreement shall not affect any of the rights or obligations of either party which exist as of the date of termination or expiration, and which rights and obligations shall, by their nature, survive such termination or expiration.

12. LITIGATION ASSISTANCE

Employee shall, upon reasonable notice, furnish such information and proper assistance to Employer as it may reasonably require in connection with any litigation, arbitration, mediation, or investigation in which it is, or may become, a party, either during or after Employee’s employment with Employer. Employer shall prepay or timely reimburse Employee’s reasonable expenses required or incurred in providing such assistance.

13. [INTENTIONALLY BLANK]

14. ENTIRE AGREEMENT

This Agreement, together with any documents or agreements referred to herein and any exhibits or other attachments hereto, contains the sole and entire agreement between the Parties with regard to Employee’s employment, and supersedes any and all other agreements between them relating to the same subject matter. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into the Agreement, and has been afforded the opportunity to consult with counsel of his or its choosing. The parties further acknowledge that any statements or representations that may have previously been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

15. WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING; CONSTRUCTION

No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed. The provisions of this paragraph may not be waived except as set forth herein. The language used in this Agreement will be deemed to be the language chosen by parties to express their mutual intent, and no rule of strict construction will be applied against either party. As context may require, the singular shall mean and include the plural and vice versa, and the masculine shall include the feminine and vice versa.

16. SEVERABILITY

If, for any reason, any provision of this Agreement is held invalid, it is the intent of the Parties that all other provisions of this Agreement shall remain in full force and effect.

17. ASSIGNMENT

This Agreement may be assigned by Employer to another employer in conjunction with the sale, merger, reorganization, bankruptcy, or dissolution of Employer upon written notice to Employee and provided that all other provisions and terms of this Agreement are honored by the assignee. This Agreement may not be assigned or subcontracted by Employee under any circumstances.

18. BINDING EFFECT OF AGREEMENT

This Agreement and all of Employer’s rights hereunder shall be binding on, inure to the benefit of, and be enforceable by Employer and its legal representatives, successors, and assigns. This Agreement and all of Employee’s rights hereunder shall be binding on, inure to the benefit of, and be enforceable by Employee and his legal representatives.

19. ADDITIONAL MISCELLANEOUS

(a) Notices given under this Agreement must be in writing and sent via email, facsimile, overnight courier, hand delivered, or mailed by certified or registered mail, to the party at its address set forth at the beginning of this Agreement, or to the e-mail address or facsimile number provided to the other party in writing from time to time. Either party may change its address by giving notice of such change to the other party. If notice is made by personal delivery, courier or mail, notice will be deemed made upon delivery. If notice is made by e-mail or facsimile, notice will be deemed made upon transmission of the e-mail or facsimile.

(b) This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule. Any disputes under this Agreement shall be brought in the state courts and the Federal courts located in Orange County, California, and the parties hereby consent to the personal jurisdiction and venue of these courts. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. If any party initiates legal action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover against the non-prevailing party such attorneys' fees as may be awarded by a court of competent jurisdiction, together with its costs of suit incurred therein. Employee also acknowledges that the restrictions and covenants set forth in Sections 7 and 8 above, and as set forth in the Confidentiality Agreement are, in view of the nature of the business of the Employer, reasonable and necessary to protect the legitimate interests of the Employer, that the Employer would not have entered into this Agreement in the absence of such restrictions, and that any violation by Employee of any provisions of Sections 7 or 8 above, or of the Confidentiality Agreement, will result in irreparable injury to the Employer. The parties also acknowledge that the remedy at law for any violation of these restrictions and/or covenants will be inadequate, that with respect to each and every violation or threatened violation of Sections 7 or 8 above, or of the Confidentiality Agreement, the Employer shall be entitled to seek temporary and permanent injunctive relief, without the necessity of proving actual damages, that the Employer shall be entitled to seek an equitable accounting of all earnings, profits, and other benefits arising from any such violation, which rights shall be cumulative of and in addition to any other rights or remedies to which the Employer may be entitled, and that in the event of any such violation or threatened violation the Employer shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative, no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy shall not be deemed to be an election of such remedy, or a waiver of any other remedy. Each party represents and warrants that he or it has the right to enter into and deliver this Agreement and to grant the rights and undertake the duties provided for in this Agreement. This Agreement and the respective rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties only after the Agreement has been fully executed and delivered by an authorized representative of the respective parties.

(c) Each of the parties acknowledges having fully read and understand this Agreement, and each has been encouraged to have legal counsel advise them in connection with the execution of this Agreement. Each of the parties understands and agrees that it/he either has had its/his legal counsel review this Agreement or expressly and knowingly waives its/his right to have such legal counsel review this Agreement. The subject headings of the sections or paragraphs of this Agreement are included for purposes of convenience and reference only and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

(d) This Agreement may be executed in a number of counterparts, and all executed counterparts together will constitute one and the same agreement. Any such execution may be of a facsimile copy hereof, and any signature transmitted to another party by facsimile will be valid and binding.

[signature page to follow]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.

MONSTER OFFERS (“EMPLOYER”)

/s/ Wayne Irving

By: WAYNE IRVING

Title: CEO and Chairman of the Board

EMPLOYEE

/s/ Thomas Mead

Print Name: THOMAS MEAD